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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934



                        Date of Report: September 7, 1999



                          BALDWIN PIANO & ORGAN COMPANY
             (Exact name of registrant as specified in its charter)



Delaware                             0-14903             31-1091812
(State or other jurisdiction         (Commission         (IRS Employer
of incorporation)                    File Number)        Identification Number)


4680 Parkway Drive, Mason, Ohio                                   45040-5301
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:   (513) 754-4500



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Item 5.    Other Events

     On September 7, 1999, Baldwin Piano & Organ Company (the "Company") sold its Juarez, Mexico manufacturing facility for $7.2 million. The sale will result in a one-time gain for the Company of approximately $2.6 million, or $.75 per share. The Company also announced that it will seek to replace the sold facility with a smaller, leased facility in Juarez, Mexico.

     On September 8, 1999, Mr. Herbert A. Denton joined the Company's Board of Directors. Mr. Denton is president and co-founder of Providence Capital, Inc., a private merchant bank and registered broker-dealer. Mr. Denton is the beneficial owner of approximately 7.3% of the Company's outstanding common stock.

Item 7.     Financial Statements and Exhibits

(c)     Exhibits

99.1     Press Release dated September 8, 1999

99.2     Press Release dated September 3, 1999


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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               BALDWIN PIANO & ORGAN COMPANY
                                                       (Registrant)


Date: September 15, 1999                       By: /s/Duane D. Kimble
                                                   -------------------
                                                   Duane D. Kimble
                                                   Chief Financial Officer